                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                             (Amendment No.    )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         DREYER'S GRAND ICE CREAM, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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

                                      LOGO

--------------------------------------------------------------------------------

                                Notice of Annual

                            Meeting of Stockholders

                              and Proxy Statement

--------------------------------------------------------------------------------

                            Meeting of May 14, 1997

                                      LOGO

TO THE STOCKHOLDERS OF DREYER'S GRAND ICE CREAM, INC.

     You are cordially invited to attend the Annual Meeting of Stockholders of Dreyer's Grand Ice Cream, Inc. (the "Company") that will be held at the Claremont Resort Hotel, Ashby and Domingo Avenues, Oakland, California on Wednesday, May 14, 1997 at 2:00 p.m. We hope you will be able to attend, participate and hear management's report to stockholders.

     On the following pages, you will find a Notice of Annual Meeting and Proxy Statement. We suggest that you read the Proxy Statement carefully.

     It is important that your shares be represented at the meeting, regardless of the size of your holding. Therefore, we urge you to SIGN, DATE and RETURN AS SOON AS POSSIBLE the enclosed proxy card in the postage-paid envelope furnished for that purpose. This should be done whether or not you now plan to attend the meeting and to vote in person. A summary of the proceedings of the meeting will be sent to all stockholders.

     The Directors and Officers of the Company look forward to meeting with you.

T. GARY ROGERS                                           WILLIAM F. CRONK, III
Chairman of the Board and                                President
Chief Executive Officer

Oakland, California
March 31, 1997

                                      LOGO

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
Notice of Annual Meeting of Stockholders..............................................     1

Proxy Statement.......................................................................     2

Introduction..........................................................................     2
  Annual Report.......................................................................     2
  Solicitation by the Board of Directors; Revocation of Proxies.......................     2
  Costs of Solicitation...............................................................     2
  Voting of Board of Directors' Proxies...............................................     2
  Shares Outstanding, Voting Rights and Record Date...................................     2

Board of Directors....................................................................     3
  Changes in Board of Directors.......................................................     3
  Nominees for Director...............................................................     3
  Continuing Directors................................................................     4
  Committees of the Board.............................................................     5
  Attendance at Board and Committee Meetings..........................................     5
  Remuneration of Directors...........................................................     6

Security Ownership of Certain Beneficial Owners and Management........................     7
  Security Ownership of Certain Beneficial Owners.....................................     7
  Security Ownership of Management....................................................     9
  Section 16(a) Beneficial Ownership Reporting Compliance.............................    10

Executive Compensation................................................................    11
  Summary of Cash and Certain Other Compensation......................................    11
  Stock Options.......................................................................    12
  Performance Graph...................................................................    14
  Employment Contracts, Employment Termination and Change of Control Arrangements.....    14
  Compensation Committee Report on Executive Compensation.............................    15
  Compensation Committee Interlocks and Insider Participation.........................    17
  Other Relationships.................................................................    18

Matters Submitted to a Vote of Stockholders...........................................    18
  Election of Directors...............................................................    18
  Ratification of Selection of Independent Public Accountants.........................    19

Voting Information....................................................................    19
  General Voting Information..........................................................    19
  Votes Required for Approval.........................................................    20

Proposals of Stockholders.............................................................    20

Other Matters.........................................................................    20

                                      LOGO

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 14, 1997

     The Annual Meeting of Stockholders of DREYER'S GRAND ICE CREAM, INC. will be held on Wednesday, May 14, 1997 at 2:00 p.m. at the Claremont Resort Hotel, Ashby and Domingo Avenues, Oakland, California for the following purposes:

        1. Electing three directors to Class III of the Board of Directors;

        2. Approving the appointment of Price Waterhouse LLP as independent public accountants for the fiscal year 1997 and thereafter until its successor is appointed; and

        3. Considering and acting upon such other business as may properly come before the meeting or at any adjournments or postponements thereof.

     A complete list of the stockholders entitled to vote at the meeting, including the address and number of shares registered in the name of each such stockholder, will be open for examination by any such stockholder, for any purpose germane to the meeting, at the Company's corporate office (5929 College Avenue, Oakland, California) during ordinary business hours for 10 days before the date of the meeting. The list will also be available for inspection at the meeting.

     The close of business on March 28, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. The stock transfer books will not be closed.

                                          EDMUND R. MANWELL
                                          Secretary

March 31, 1997

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                PROXY STATEMENT
                            ------------------------

                                  INTRODUCTION

     This Proxy Statement is furnished to stockholders by the Board of Directors of Dreyer's Grand Ice Cream, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 14, 1997 and at all adjournments or postponements thereof. The mailing address of the Company is 5929 College Avenue, Oakland, California 94618, and its telephone number is
(510) 652-8187. The approximate date on which this Proxy Statement and the enclosed form of proxy are to be sent to stockholders is on or about April 4, 1997.

ANNUAL REPORT

     The Annual Report of the Company for the year ended December 28, 1996 is furnished concurrently to all stockholders entitled to vote at the Annual Meeting. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made except to the extent portions of the Annual Report are incorporated herein by reference.

SOLICITATION BY THE BOARD OF DIRECTORS; REVOCATION OF PROXIES

     The proxy in the form enclosed is solicited by the Board of Directors. A proxy may be revoked by the stockholder prior to exercise thereof by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the stockholders' meeting and elects to vote in person.

COSTS OF SOLICITATION

     The entire cost of soliciting these proxies will be borne by the Company. The Company may make arrangements with brokerage houses, nominees, fiduciaries and other custodians to send proxies and proxy materials to beneficial owners of the Company's stock and may reimburse them for their expenses in so doing. The Company has retained Skinner & Co. to assist in obtaining proxies from brokers and nominees at an estimated cost of $3,500 plus out of pocket expenses.

     Proxies may be solicited by directors, officers and regular employees of the Company personally or by telephone, facsimile or mail. These services will be provided without additional compensation.

VOTING OF BOARD OF DIRECTORS' PROXIES

     The shares represented by the Board of Directors' proxies will be voted FOR the election of the Board of Directors' nominees for Class III of the Board of Directors, FOR the approval of Price Waterhouse LLP as independent public accountants and at the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting, if no contrary instruction is indicated on a proxy.

SHARES OUTSTANDING, VOTING RIGHTS AND RECORD DATE

     There were 13,400,607 shares of Common Stock ($1.00 par value) of the Company, 1,007,522 shares of Series B Convertible Preferred Stock ($1.00 par value) of the Company, no shares of Series A Convertible Preferred Stock ($1.00 par value) of the Company, and no shares of Series A Participating Preference Stock ($1.00 par value) of the Company outstanding at the close of business on March 28, 1997. Each share of Common Stock is entitled to one vote at the meeting. Each share of Series B Convertible Preferred Stock is entitled to vote that number of votes which could be cast by a holder of the number of shares of Common Stock into which such shares of Series B Convertible Preferred Stock is convertible on the record date for the meeting. The outstanding shares of Series B Convertible Preferred Stock are convertible into an aggregate of 2,900,000 shares of Common Stock on March 28, 1997. There are no cumulative voting rights.

     Pursuant to the By-Laws of the Company, the Board of Directors has fixed the close of business on March 28, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

                               BOARD OF DIRECTORS

CHANGES IN BOARD OF DIRECTORS

     The Company has regretfully accepted the resignations of three Board members who, for personal reasons, have recently resigned from the Company's Board of Directors. Mr. Anthony J. Martino, who had served on the Company's Board of Directors, Class III, since 1994, resigned from the Board effective December 31, 1996. The vacancy created by his resignation was filled by Mr. M. Steven Langman, an appointee named by Nestle Holdings, Inc. ("NHI") pursuant to the terms of the Stock and Warrant Purchase Agreement dated June 14, 1994 between the Company and NHI (the "Nestle Agreement"). Mr. Martino had also been appointed by NHI pursuant to the Nestle Agreement. The Nestle Agreement is further described under the caption "Compensation Committee Interlocks and Insider Participation" on page 17 herein. Mr. Merril M. Halpern, who had served on the Company's Board of Directors, Class I, since 1977, resigned from the Board effective February 28, 1997. Ms. Jan L. Booth was appointed by the Company's Board of Directors to fill the vacancy created by Mr. Halpern's resignation. Mr. Jerome L. Katz, who had served on the Company's Board of Directors, Class II, since 1977, resigned from the Board effective March 3, 1997. Mr. Timothy P. Smucker was appointed by the Company's Board of Directors to fill the vacancy created by Mr. Katz's resignation. All three newly appointed directors were appointed on March 4, 1997, and Mr. Langman participated in the March 4, 1997 meeting of the Board of Directors of the Company.

NOMINEES FOR DIRECTOR

     Under the Company's By-Laws and Certificate of Incorporation, the Board of Directors consists of nine directors and is divided into three classes, with each class having a term of three years. The directors of Class III will be elected at the 1997 Annual Meeting of Stockholders and will hold office until the 2000 Annual Meeting of Stockholders or until their successors are elected and qualified. The nominees constitute Class III of the Board of Directors with each of their terms expiring as of the date of this Annual Meeting.

     The following brief statements contain biographical information about the nominees and the years they first became directors:

        NOMINEE
 YEAR FIRST ELECTED A
       DIRECTOR
          AGE                                 PRINCIPAL OCCUPATION AND OTHER INFORMATION
-----------------------          --------------------------------------------------------------------
T. Gary Rogers.............      CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, DREYER'S GRAND
  1977                           ICE CREAM, INC. Mr. Rogers has served as the Company's Chairman of
  Age: 54                        the Board and Chief Executive Officer since its incorporation in
                                 February 1977.

William F. Cronk, III......      PRESIDENT, DREYER'S GRAND ICE CREAM, INC. Mr. Cronk has served on
  1977                           the Company's Board of Directors since its incorporation in 1977.
  Age: 54                        Since April 1981, he has served as the Company's President.


M. Steven Langman..........      PRESIDENT AND CHIEF EXECUTIVE OFFICER, UNION BANCAIRE PRIVEE
  1997                           INTERNATIONAL, INC. Mr. Langman joined the Company's Board of
  Age: 35                        Directors in 1997. Prior to joining Union Bancaire Privee in May
                                 1996, Mr. Langman was employed with Lazard Freres & Co. L.L.C. for nine years, most recently serving as a Managing Director. Mr.
                                 Langman worked for Goldman, Sachs & Co. for two years before joining
                                 Lazard Freres.

CONTINUING DIRECTORS

     Directors John W. Larson, Jack O. Peiffer and Jan L. Booth ("Class I") will hold office until the 1998 Annual Meeting of Stockholders. Directors Timm F. Crull, Edmund R. Manwell and Timothy P. Smucker ("Class II") will hold office until the 1999 Annual Meeting of Stockholders.

     The following brief statements contain biographical information about each continuing director and the year he or she first became a director:

         NAME
 YEAR FIRST ELECTED A
       DIRECTOR
          AGE                         PRINCIPAL OCCUPATION AND OTHER INFORMATION
-----------------------  --------------------------------------------------------------------
Jan L. Booth...........  PRIVATE INVESTOR. Ms. Booth joined the Company's Board of Directors
  1997                   in 1997. From 1988 to 1990, Ms. Booth was self-employed as a
  Age: 46                business consultant. Ms. Booth served as Vice President of Marketing of the Company from 1981 to 1987. Before joining the Company, Ms.
                         Booth was employed by Crown Zellerbach's consumer products division.

Timm F. Crull..........  RETIRED CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF NESTLE USA, INC. Mr.
  1995                   Crull joined the Company's Board of Directors in 1995. Mr. Crull
  Age: 66                became Chairman and Chief Executive Officer of Nestle USA, Inc. in
                         1991, after having served since 1985 as President and Chief
                         Executive Officer of Carnation Company, a Nestle subsidiary. He retired from his positions with Nestle in 1994. Mr. Crull is also a director of Smart & Final Inc., a warehouse store retail company, and of BankAmerica Corporation, a bank holding company.

John W. Larson.........  PRIVATE INVESTOR. Mr. Larson joined the Company's Board of Directors
  1993                   in 1993. From 1989 to early 1993, Mr. Larson served as Chief
  Age: 59                Operating Officer of The Chronicle Publishing Company, a
                         privately-held, diversified media company. From 1984 to 1989, Mr.
                         Larson was a General Partner of J.H. Whitney & Co., a venture capital and buyout firm. Prior to joining J.H. Whitney, Mr. Larson was the Managing Director of the San Francisco office of McKinsey &
                         Company, Inc. Mr. Larson is also a member of the Board of Control of
                         Crown Pacific Partners, LP, a forest products concern.

Edmund R. Manwell......  PARTNER, MANWELL & MILTON, GENERAL COUNSEL TO THE COMPANY. Mr.
  1981                   Manwell has served as Secretary of the Company since its
  Age: 54                incorporation in 1977 and as a director of the Company since April
                         1981. Mr. Manwell is a partner in the law firm of Manwell & Milton, general counsel to the Company. Mr. Manwell is also a director of
                         Hanover Direct, Inc., a direct marketing company.

Jack O. Peiffer........  RETIRED SENIOR VICE PRESIDENT -- CORPORATE HUMAN RESOURCES, GENERAL
  1993                   ELECTRIC COMPANY. Mr. Peiffer joined the Company's Board of
  Age: 63                Directors in 1993. Mr. Peiffer was employed by GE Company for over
                         38 years and held a variety of financial and general management positions prior to his appointment as Senior Vice President --
                         Corporate Human Resources, including acting as Vice President and
                         General Manager of GE Supply Company from November 1983 to January
                         1985.

Timothy P. Smucker.....  CHAIRMAN, THE J.M. SMUCKER COMPANY. Mr. Smucker joined the Company's
  1997                   Board of Directors in 1997. Mr. Smucker has served The J.M. Smucker
  Age: 52                Company, a food products manufacturer, for over 28 years, and has held a variety of positions prior to his appointment as Chairman.
                         Mr. Smucker is also a director of Huntington BancShares
                         Incorporated, a regional bank holding company, and the Kellogg
                         Company, a food products company.

COMMITTEES OF THE BOARD

     Committees of the Board of Directors are the following:

     Compensation Committee

     The Compensation Committee is composed of seven directors, none of whom are employees of the Company in any capacity. The Committee makes recommendations to the Board of Directors with respect to the salaries and bonuses and other forms of remuneration to be paid to the Chief Executive Officer and the President and the terms and conditions of their employment. In addition, the Committee is the Administrator of the Company's Incentive Stock Option Plan (1982), the Company's
Section 423 Employee Stock Purchase Plan (1990), the Company's Employee Secured Stock Purchase Plan (1990), the Company's Stock Option Plan (1992) and the Company's Stock Option Plan (1993).

     During fiscal 1996, Messrs. Crull, Halpern, Katz, Larson, Manwell, Martino and Peiffer were members of the Compensation Committee. Commencing in March 1997, the Compensation Committee is comprised of Messrs. Crull, Langman, Larson, Manwell, Peiffer and Smucker, and Ms. Booth.

     Audit Committee

     The Audit Committee composition in 1996 was, and as of March 1997 is, identical to that of the Compensation Committee. The Committee meets on the call of any member and, on at least one occasion each year, it meets with the independent accountants to discuss: (1) the scope of the audit engagement; (2) the results of each annual audit and the financial statements and notes included in the Company's Annual Report to the Stockholders; and (3) other matters pertaining to the audit, including the Company's accounting policies and internal controls. The Committee is also responsible for recommending for appointment by the Board of Directors, subject to submission to the stockholders for their approval, independent public accountants to audit the Company's financial statements, as well as advising the Board of Directors with respect to the scope of the audit, the Company's accounting policies and internal controls.

     The purpose and function of the Audit Committee is to review and monitor the Company's financial reports and accounting practices, as well as to provide the means for direct communication among the Company's Board of Directors, its financial management and independent accountants.

     The Committee is concerned with the accuracy and completeness of the Company's financial statements and matters that relate to them. However, the Committee's role does not contemplate providing to stockholders, or others, special assurances regarding such matters. Moreover, the Committee's role does not involve the professional evaluation of the quality of the audit conducted by the independent accountants. While it is believed that the Committee's activities are beneficial because they provide an ongoing oversight on behalf of the full Board of Directors, they do not alter the traditional roles and responsibilities of the Company's management and independent accountants with respect to the accounting and control functions and financial statement presentation.

     The Company has no nominating committee or other committee performing the functions of such a committee.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

     During fiscal 1996, there were four special meetings of the Board of Directors and all directors attended each meeting occurring while such director was a member of the Board of Directors except Mr. Katz who was absent from one meeting. The Compensation Committee met one time and the Audit Committee met twice. Except as set out hereinafter, all members of the committees attended each of the meetings of the respective committee on which they sit occurring while such person was a member of the committee in question:

Messrs. Halpern and Katz were absent from one meeting and two meetings, respectively, of the Audit Committee.

REMUNERATION OF DIRECTORS

     Directors' compensation consists of a meeting fee of $4,000 for each meeting of the Board of Directors actually attended and an annual fee of $4,000 for each member of each committee. The Board of Directors generally meets four times each year. Each committee meets at least annually and more frequently if requested by any member. Employee directors receive no compensation as directors. Members of the Board of Directors who were not employees of the Company (each a "NonEmployee Director") received an option to purchase 5,000 shares of the Company's Common Stock on the date the Company's Stock Option Plan
(1993) (the "1993 Plan") was approved by the Company's stockholders or received such an option upon appointment to the Board of Directors, if appointment occurred subsequent to such approval. Also, additional stock option grants to purchase 1,500 shares of the Company's Common Stock will be awarded to each Non-Employee Director on each anniversary of the date the 1993 Plan was approved by the Company's stockholders.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of March 24, 1997 concerning the beneficial ownership of Common Stock of the Company by each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) who is known to the Company to be the beneficial owner of more than five percent of such class:

                                                                 AMOUNT AND NATURE OF
                                                                      BENEFICIAL          PERCENT OF
             NAME AND ADDRESS OF BENEFICIAL OWNER                     OWNERSHIP*            CLASS*
---------------------------------------------------------------  --------------------     ----------
Nestle Holdings, Inc.(1).......................................        5,056,008             32.8%
  c/o Nestle USA, Inc.
  800 North Brand Boulevard
  Glendale, California 91203
Nestle S.A.(1)
  Avenue Nestle
  Vevey, Switzerland CH-1800
T. Gary Rogers(2)(3)...........................................        1,833,658             13.5%
  5929 College Avenue
  Oakland, California 94618
General Electric Capital Corporation(4)(5).....................        1,450,000              9.8%
  260 Long Ridge Road
  Stamford, Connecticut 06927
Trustees of General Electric Pension Trust(4)(6)...............        1,450,000              9.8%
GE Investment Private Placement Partners I, Limited Partnership
  P.O. Box 7900
  3003 Summer Street
  Stamford, Connecticut 06904
William F. Cronk, III(2)(7)....................................        1,003,681              7.4%
  5929 College Avenue
  Oakland, California 94618
Robert E. Torray & Co., Inc.(8)................................          809,000              6.0%
The Torray Corporation
Robert E. Torray
  6610 Rockledge Drive, Suite 450
  Bethesda, Maryland 20817-1869
Cortopassi Family Trust(9).....................................          799,900              6.0%
Stanislaus Food Products Co.
San Tomo Partners
Sierra Quality Canners, Inc.
LICO Brands, Inc.
Trecento Investors, Inc.
DACCO, Inc.
Capecchio Foundation
Alpinello Investors, Inc.
VICOR, LLC
Wright Tract Partners, LP
  11292 North Alpine Road
  Stockton, California 95212
Wilke/Thompson Capital Management, Inc.(5).....................          692,300              5.2%
  3800 Norwest Center
  90 S. 7th Street
  Minneapolis, Minnesota 55402

---------------

 * The amounts and percentages indicated as beneficially owned were calculated pursuant to Rule 13d-3(d)(1) under the Exchange Act which provides that beneficial ownership of a security is acquired by a person if that person has the right to acquire beneficial ownership of such security within

   60 days through the exercise of a right such as the exercise of an option or the conversion of a convertible security into common stock. Any securities not outstanding which are subject to options or conversion privileges are deemed outstanding for the purpose of computing the percentage of outstanding securities of the class owned by the person who owns the option or conversion privilege but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other person.

(1) Includes warrants to purchase 2,000,000 shares of Common Stock which are currently exercisable by Nestle Holdings, Inc. ("NHI"). NHI has sole voting power and sole investment power with respect to all of these shares. Nestle S.A. ("Nestle") filed a joint statement on Schedule 13D with NHI and may be deemed to have sole voting power and sole investment power with respect to these shares because NHI is a wholly-owned subsidiary of Nestle.

(2) Includes options to purchase 68,520 shares of Common Stock under the Company's Stock Option Plan (1992) exercisable within 60 days, and options to purchase 85,200 shares of Common Stock under the Company's Stock Option Plan (1993) exercisable within 60 days.

(3) 1,571,036 and 100,000 of these shares are held directly by the Rogers Revocable Trust and the Four Rogers Trust, respectively, for which Mr. Rogers and his wife serve as co-trustees. Mr. Rogers and his wife share the voting and investment power with respect to such shares. Also includes 8,902 shares held in Mr. Rogers' account in the Dreyer's Grand Ice Cream, Inc. Savings Plan (a 401(k) plan), based upon the most recent available plan statement.

(4) Assumes full conversion of the Series B Convertible Preferred Stock of the Company held by the named entity or entities into the Company's Common Stock. These parties filed a Schedule 13D (reporting the beneficial ownership described above) jointly with General Electric Capital Services, Inc. (formerly known as General Electric Financial Services, Inc.) and General Electric Company each of which disclaimed beneficial ownership of all shares of the Company's Common Stock beneficially owned by General Electric Capital Corporation, Trustees of General Electric Pension Trust and GE Investment Private Placement Partners I, Limited Partnership.

(5) The holder has sole voting power and sole investment power with respect to all of these shares.

(6) Trustees of General Electric Pension Trust ("GEPT") have sole voting power and sole investment power with respect to 586,495 of these shares. GE Investment Private Placement Partners I, Limited Partnership ("GEIPPP") has sole voting power and sole investment power with respect to 863,505 of these shares. GEPT and GEIPPP may constitute a group as such term is used in
    Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

(7) 849,961 of these shares are held directly by the Cronk Revocable Trust for which Mr. Cronk and his wife serve as co-trustees. Mr. Cronk and his wife share the voting and investment power with respect to such shares. Excludes 42,000 shares held in irrevocable trusts for the benefit of Mr. Cronk's sons. Mr. Cronk does not have voting or investment power with respect to these 42,000 shares and Mr. Cronk disclaims beneficial ownership of all of the shares held in these irrevocable trusts.

(8) Robert E. Torray & Co., Inc. ("RETC") has shared voting and investment power with respect to 739,000 of these shares. The Torray Corporation ("TTC") has shared voting and investment power with respect to 70,000 of these shares. Robert E. Torray, an individual, has shared voting and investment power with respect to all of these shares, and has filed a joint statement on Schedule 13G as a "parent holding company" of RETC and TTC in reliance upon certain Security & Exchange Commission No Action Letters. RETC and TTC are registered investment advisors under Section 203 of the Investment Advisors Act of 1940, and are deemed to have beneficial ownership of the shares indicated above because they hold investment discretion with respect to the accounts in which the shares are held.

(9) Each entity has sole voting and sole investment power with respect to only those shares of Common Stock registered in the name of the entity, as follows: Cortopassi Family Trust, 250,200 shares; Stanislaus Food Products Co., 111,500 shares; San Tomo Partners, 116,000 shares; Sierra Quality Canners, Inc., 150,000 shares; LICO Brands, Inc., 25,000 shares; Trecento Investors, Inc., 45,000 shares; DACCO, Inc., 40,000 shares; Capecchio Foundation, 25,000 shares; Alpinello Investors, Inc., 12,200 shares; VICOR, LLC, 20,000 shares; Wright Tract Partners, LP, 5,000 shares. The listed entities filed a joint statement on Schedule 13D as members of a group.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of March 24, 1997 concerning the beneficial ownership of Common Stock of the Company by each director and nominee of the Company, the Chief Executive Officer and each of the four most highly compensated executive officers of the Company (the "Named Executive Officers") and all directors and executive officers of the Company as a group. Except as otherwise noted, each person has sole voting and sole investment power with respect to the shares shown:

                                                                        AMOUNT OF
                                                                        BENEFICIAL      PERCENT OF
                                NAME                                   OWNERSHIP(1)      CLASS(1)
---------------------------------------------------------------------  ------------     ----------
Jan L. Booth(2)......................................................        4,100            *
William F. Cronk, III(3)(4)..........................................    1,003,681          7.4%
Timm F. Crull(5).....................................................       12,000            *
Thomas M. Delaplane(6)...............................................       79,036            *
M. Steven Langman....................................................          -0-            *
John W. Larson(5)....................................................       28,000            *
Edmund R. Manwell(5).................................................       32,000            *
William R. Oldenburg(7)..............................................       77,702            *
Jack O. Peiffer(5)...................................................        8,000            *
T. Gary Rogers(3)(8).................................................    1,833,658         13.5%
Timothy P. Smucker...................................................        1,000            *
Paul R. Woodland(9)..................................................       69,753            *
Directors and Executive Officers as a Group (13 persons)(10).........    3,169,377         22.8%

---------------

  *  Less than one percent.

 (1) The amounts and percentages indicated as beneficially owned were calculated pursuant to Rule 13d-3(d)(1) under the Exchange Act which provides that beneficial ownership of a security is acquired by a person if that person has the right to acquire beneficial ownership of such security within 60 days through the exercise of a right such as the exercise of an option or the conversion of a convertible security into common stock. Any securities not outstanding which are subject to options or conversion privileges are deemed outstanding for the purpose of computing the percentage of outstanding securities of the class owned by the person who owns the option or conversion privilege but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other person.

 (2) 2,000 of these shares are held directly by the Herrero/Booth Revocable Trust for which Ms. Booth and her husband serve as co-trustees. Ms. Booth and her husband share the voting and investment power with respect to such shares. Also includes 2,100 shares held by the Herrero Bros. Inc. Employee Profit Sharing and Retirement Plan & Trust, for which Ms. Booth's husband serves as a co-trustee and is a plan participant. Ms. Booth disclaims beneficial ownership of these shares except to the extent of her pecuniary interest therein.

 (3) Includes options to purchase 68,520 shares of Common Stock under the Company's Stock Option Plan (1992) (the "1992 Plan") exercisable within 60 days, and options to purchase 85,200 shares of Common Stock under the Company's Stock Option Plan (1993) (the "1993 Plan") exercisable within 60 days.

 (4) 849,961 of these shares are held directly by the Cronk Revocable Trust for which Mr. Cronk and his wife serve as co-trustees. Mr. Cronk and his wife share the voting and investment power with respect to such shares. Excludes 42,000 shares held in irrevocable trusts for the benefit of Mr. Cronk's sons. Mr. Cronk does not have voting or investment power with respect to these 42,000 shares and Mr. Cronk disclaims beneficial ownership of all of the shares held in these irrevocable trusts.

 (5) Includes options to purchase 8,000 shares of Common Stock under the 1993 Plan exercisable within 60 days.

 (6) Includes options to purchase 7,384 shares of Common Stock under the Company's Incentive Stock Option Plan (1982) (the "ISO Plan") exercisable within 60 days, options to purchase 9,120 shares of Common Stock under the 1992 Plan exercisable within 60 days, and options to purchase 39,360 shares of Common Stock under the 1993 Plan exercisable within 60 days. Also includes 5,840 shares held in Mr. Delaplane's account in the Dreyer's Grand Ice Cream, Inc. Savings Plan (a 401(k) plan), based upon the most recent available plan statement.

 (7) Includes options to purchase 7,384 shares of Common Stock under the ISO Plan exercisable within 60 days, options to purchase 9,120 shares of Common Stock under the 1992 Plan exercisable within 60 days, and options to purchase 38,160 shares of Common Stock under the 1993 Plan exercisable within 60 days.

 (8) 1,571,036 and 100,000 of these shares are held directly by the Rogers Revocable Trust and the Four Rogers Trust, respectively, for which Mr. Rogers and his wife serve as co-trustees. Mr. Rogers and his wife share the voting and investment power with respect to such shares. Also includes 8,902 shares held in Mr. Rogers account in the Dreyer's Grand Ice Cream, Inc. Savings Plan (a 401(k) plan), based upon the most recent available plan statement.

 (9) Includes options to purchase 7,384 shares of Common Stock under the ISO Plan exercisable within 60 days, options to purchase 9,120 shares of Common Stock under the 1992 Plan exercisable within 60 days, and options to purchase 36,860 shares of Common Stock under the 1993 Plan exercisable within 60 days.

(10) Includes options to purchase 26,540 shares of Common Stock under the ISO Plan exercisable within 60 days, options to purchase 165,180 shares of Common Stock under the 1992 Plan exercisable within 60 days, and options to purchase 327,920 shares of Common Stock under the 1993 Plan exercisable within 60 days.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 (required by Section 16(a) in the event of failure to comply with certain filing requirements) were required for those persons, the Company believes that during fiscal 1996 its officers, directors, and greater than 10 percent beneficial owners complied with all applicable filing requirements, except that one Form 4 report timely filed by Jeffrey P. Porter was subsequently amended to include a stock option exercise transaction that had been inadvertently omitted.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ended December 28, 1996, December 30, 1995 and December 31, 1994, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Named Executive Officers in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                               ANNUAL COMPENSATION                  AWARDS
                                   -------------------------------------------   ------------
                                                                  OTHER ANNUAL    SECURITIES       ALL OTHER
                                                                    COMPEN-       UNDERLYING        COMPEN-
                                           SALARY($)   BONUS($)    SATION($)     OPTIONS/SARS      SATION($)
   NAME AND PRINCIPAL POSITION     YEAR       (1)        (2)         (3)(4)          (#)              (5)
---------------------------------  -----   ---------   --------   ------------   ------------     -----------
T. Gary Rogers...................  1996    $639,902                                 58,100(6)       $16,806
  Chairman of the Board and        1995     599,791                                 79,600(7)        17,038
  Chief Executive Officer          1994     551,637    $280,000                     42,600(8)        19,213
William F. Cronk, III............  1996     639,902                                 58,100(6)        16,200
  President                        1995     599,791                                 79,600(7)        16,044
                                   1994     551,637    280,000      $ 50,914        42,600(8)        17,892
William R. Oldenburg.............  1996     329,403                                 18,800(6)        16,200
  Vice President -- Operations     1995     324,598                                 29,700(7)        13,272
                                   1994     299,623    152,500                      21,800(8)        14,196
Thomas M. Delaplane..............  1996     309,402                                 18,800(6)        16,200
  Vice President -- Sales          1995     305,560                                 29,200(7)        16,044
                                   1994     285,585    145,000                      21,800(8)        17,892
Paul R. Woodland.................  1996     299,402                                 18,800(6)        16,200
  Vice President -- Finance        1995     295,560                                 29,000(7)        16,044
  and Administration,              1994     275,585    140,000                      21,800(8)        17,892
  Chief Financial Officer
  and Assistant Secretary

---------------

(1) Includes amounts contributed by the officers to the salary deferral portion of Dreyer's Grand Ice Cream, Inc. Money Purchase Pension Plan (the "Pension Plan") and the Dreyer's Grand Ice Cream, Inc. Savings Plan (the "Savings Plan").

(2) Includes amounts paid under the Company's Incentive Bonus Plan.

(3) No disclosure for fiscal years 1996, 1995 and 1994 is made for Messrs. Rogers, Oldenburg, Delaplane and Woodland under Other Annual Compensation, and no disclosure is made for Mr. Cronk for fiscal years 1996 and 1995 under Other Annual Compensation, as the aggregate incremental compensation otherwise reportable in this column for these individuals is less than $50,000 or 10% of the respective officer's combined salary and bonus for such fiscal years.

(4) The amount reported for Mr. Cronk for 1994 includes $25,000 paid to Price Waterhouse LLP for tax and accounting services rendered on behalf of Mr. Cronk and $22,671 for Mr. Cronk's use of a Company automobile.

(5) For each of Messrs. Rogers, Cronk, Delaplane and Woodland, the amounts reported include contributions by the Company of $10,500 in 1996, $10,500 in 1995 and $10,500 in 1994 to the Pension Plan and $5,700 in 1996, $5,544 in
    1995 and $7,392 in 1994 to the Savings Plan. For Mr. Oldenburg the amounts reported include contributions by the Company of $10,500 in 1996, $10,500 in 1995 and $10,500 in 1994 to the Pension Plan and $5,700 in 1996, $2,772 in
    1995 and $3,696 in 1994 to the Savings Plan. Additionally, the Company paid split-dollar life insurance premiums of $606 in 1996, $994 in 1995 and $1,321 in 1994 for the benefit of Mr. Rogers.

(6) Excludes options granted in 1996 in lieu of a cash bonus for the Named Executive Officer's performance in 1995. These excluded options were included in the number of options reported for the Named Executive Officer in 1995 and are more fully described in footnote 7 below.

(7) Each of the Named Executive Officers earned a bonus for his performance in 1995. Prior to earning such bonus each Named Executive Officer elected to receive non-qualified stock options in lieu of a cash bonus pursuant to the "Income Swap Plan" of the Compensation Committee. The Income Swap Plan is described in the Compensation Committee Report on Executive Compensation on pages 15-17 herein. In this regard, Messrs. Rogers and Cronk each received an option to purchase 14,000 shares of the Company's Common Stock, Mr. Oldenburg received an option to purchase 7,500 shares of the Company's Common Stock, Mr. Delaplane received an option to purchase 7,000 shares of the Company's Common Stock, and Mr. Woodland received an option to purchase 6,800 shares of the Company's Common Stock. All of these stock options were granted on March 5, 1996 under the Company's Stock Option Plan (1993) and vested on September 6, 1996.

(8) Excludes options granted in 1994 in lieu of salary and/or a cash bonus for the Named Executive Officer's performance in 1993.

STOCK OPTIONS

     The following table provides information concerning the grant of stock options made during fiscal 1996 to the Named Executive Officers:

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS
                                 ------------------------------------------------------------
                                                   PERCENT OF
                                  NUMBER OF          TOTAL
                                  SECURITIES      OPTIONS/SARS
                                  UNDERLYING       GRANTED TO      EXERCISE OR                    GRANT DATE
                                 OPTIONS/SARS     EMPLOYEES IN     BASE PRICE      EXPIRATION      PRESENT
             NAME                  GRANTED        FISCAL YEAR        ($/SH)           DATE         VALUE($)
-------------------------------  ------------     ------------     -----------     ----------     ----------
T. Gary Rogers.................     14,000(1)          3.2%          $ 31.50         3/4/06        $124,460(3)
                                    58,100(2)         13.2           $ 31.50         3/4/06         757,043(4)
William F. Cronk, III..........     14,000(1)          3.2           $ 31.50         3/4/06         124,460(3)
                                    58,100(2)         13.2           $ 31.50         3/4/06         757,043(4)
William R. Oldenburg...........      7,500(1)          1.7           $ 31.50         3/4/06          66,675(3)
                                    18,800(2)          4.3           $ 31.50         3/4/06         244,964(4)
Thomas M. Delaplane............      7,000(1)          1.6           $ 31.50         3/4/06          62,230(3)
                                    18,800(2)          4.3           $ 31.50         3/4/06         244,964(4)
Paul R. Woodland...............      6,800(1)          1.5           $ 31.50         3/4/06          60,452(3)
                                    18,800(2)          4.3           $ 31.50         3/4/06         244,964(4)

---------------

(1) Options were granted on March 5, 1996 under the Company's Stock Option Plan
    (1993) (the "1993 Plan") in lieu of a cash bonus for the Named Executive Officer's performance in fiscal 1995 pursuant to the Company's Income Swap Plan (referenced in footnote 6 to the "Summary Compensation Table" on pages 11-12 herein and described in the Compensation Committee Report on Executive Compensation on pages 15-17 herein). These options became exercisable on September 6, 1996, six (6) months after the date of grant.

(2) Options were granted pursuant to the 1993 Plan and begin vesting two years from the date of grant as follows: The options may be exercised only as to 40 percent of the optioned shares after two years from the date of grant and as to an additional 20 percent after each of the succeeding three years. The options granted under the 1993 Plan expire 10 years from the date of grant, terminate within various periods ranging from three to 24 months after the employee's termination of employment, death or disability, and are non-transferable except by will or the laws of descent and distribution. The exercise price of options granted under the 1993 Plan equaled the fair market value of the shares of the Company's Common Stock on the date of grant. In the event of a Change of Control of the Company, all then outstanding options issued under the 1993 Plan shall vest and become immediately exercisable. The term "Change of Control" as defined in the 1993 Plan is more completely described under the caption "Employment Contracts, Employment Termination and Change of Control Arrangements" on pages 14-15 herein.

(3) Present value was calculated using the Black-Scholes option pricing model. For the options granted, the following assumptions were used in the Black-Scholes valuation calculation: dividend yield of 0.76 percent, risk-free rate of return of 5.49 percent, three year term and a volatility coefficient of 34.04 percent. The annual dividend yield equals the quotient of the current annual dividend of $0.24 divided by the stock price on the date of grant. All volatility coefficients used were based on the monthly closing price of the Company's Common Stock over a three-year period. The risk-free rate is the yield on a U.S. Zero Coupon Bond with a maturity equal to the modified term of the grant. The approach used in developing the assumptions upon which the Black-Scholes calculations were based is consistent with the requirements of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation." The value calculated by use of this model should not be viewed in any way as a forecast of the future performance of the Company's Common Stock.

(4) Present value was calculated using the Black-Scholes option pricing model. For the options granted, the following assumptions were used in the Black-Scholes valuation calculation: dividend yield of 0.76 percent, risk-free rate of return of 5.91 percent, six year term and a volatility coefficient of 34.34 percent. The annual dividend yield equals the quotient of the current annual dividend of $0.24 divided by the stock price on the date of grant. All volatility coefficients used were based on the monthly closing price of the Company's Common Stock over a six-year period. The risk-free rate is the yield on a U.S. Treasury Zero Coupon Bond with a maturity equal to the modified term of the grant. The approach used in developing the assumptions upon which the Black-Scholes calculations were based is consistent with the requirements of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation." The value calculated by use of this model should not be viewed in any way as a forecast of the future performance of the Company's Common Stock.

     The following table provides information on option exercises in fiscal 1996 by the Named Executive Officers and the value of such officers' unexercised in-the-money options as of December 28, 1996:

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                           VALUE OF UNEXERCISED
                                                            NUMBER OF SECURITIES               IN-THE-MONEY
                              NUMBER                      UNEXERCISED OPTIONS/SARS             OPTIONS/SARS
                             OF SHARES                           AT FY-END                     AT FY-END($)
                            ACQUIRED ON      VALUE      ----------------------------   ----------------------------
            NAME             EXERCISE     REALIZED($)   EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
---------------------------------------   -----------   -----------    -------------   -----------    -------------
T. Gary Rogers..............     0            0           115,984         190,496       $ 316,447      $   500,309
William F. Cronk, III.......     0            0           115,984         190,496         316,447          500,309
William R. Oldenburg........     0            0            43,304          62,826         178,828          195,313
Thomas M. Delaplane.........   5,400       $97,200         42,504          62,826         177,103          106,513
Paul R. Woodland............     0            0            42,004          62,826         175,378          195,313

PERFORMANCE GRAPH

     The following graph shows the Company's total return to stockholders compared to the Standard & Poor's 500 Index and the Standard & Poor's Food Products Index over the five year period from December 27, 1991 through December 28, 1996:

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
            AMONG DREYER'S GRAND ICE CREAM, INC., THE S&P 500 INDEX
                        AND THE S&P FOOD PRODUCTS INDEX

        MEASUREMENT PERIOD            DREYER'S GRAND                          S&P FOOD
      (FISCAL YEAR COVERED)           ICE CREAM, INC.      S&P 500 INDEX      PRODUCTS INDEX
1991                                            100.00              100.00              100.00
1992                                             66.10              111.49              104.34
1993                                             81.05              121.82               95.18
1994                                             69.85              124.05              105.39
1995                                             94.57              170.50              134.36
1996                                             83.85              212.99              161.36

---------------

* Assumes $100 investment in each of Dreyer's Grand Ice Cream, Inc., the S&P 500 Index and the S&P Food Products Index, and the reinvestment of dividends.

EMPLOYMENT CONTRACTS, EMPLOYMENT TERMINATION AND CHANGE OF CONTROL ARRANGEMENTS

     Currently, all options which have been and may in the future be issued under the Company's Incentive Stock Option Plan (1982) (the "ISO Plan"), the Company's Stock Option Plan (1992) (the "1992 Plan") and the Company's Stock Option Plan (1993) (the "1993 Plan") (collectively, the "Plans") immediately vest and become subject to exercise upon a Change of Control of the Company. A Change of Control is defined under the Plans to include (i) the acquisition by any person of beneficial ownership of 40 percent or more of the combined voting power of the Company's outstanding securities immediately after such acquisition (which 40 percent shall be calculated after including the dilutive effect of the conversion or exchange of any outstanding securities of the Company convertible into or exchangeable for voting securities), or (ii) a change in the composition of majority membership of the Board of Directors over any two-year period commencing, with respect to the ISO Plan and the 1992 Plan, on or after March 7, 1994, or, with respect to the 1993 Plan, on or after September 9, 1993, or (iii) a change in ownership of the Company such that the Company becomes subject to the delisting of its Common Stock from the NASDAQ National Market System, or
(iv) the approval by the Board of Directors of the sale of all or substantially all of the assets of the Company, or (v) the approval by the Board of Directors of any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (i),
(ii) or (iii) above.

Further, the acquisition by any person (or any group of which such a person is a member) who is (with respect to the ISO Plan and the 1992 Plan, as of March 7, 1994, or, with respect to the 1993 Plan, as of September 9, 1993) a member of the Board of Directors, of beneficial ownership of 40 percent or more of the combined voting power of the Company's outstanding securities immediately after such acquisition (the calculation of such 40 percent being made as described above), shall not be deemed a Change of Control for purposes of the Plans.

     The 1993 Plan also includes provisions whereby the options granted an optionee thereunder immediately vest and become exercisable upon the death or retirement of the optionee. Additionally, under the 1993 Plan, the Administrator may, in its discretion, accelerate the vesting of an optionee's options. Except for these provisions of the Company's stock option plans, the Company has no employment contracts or any employment termination or Change of Control arrangements.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Pursuant to regulations adopted by the SEC in October 1992, the Compensation Committee is required to disclose its bases for compensation of the Named Executive Officers and to discuss the relationship between the Company's performance during the last fiscal year and such compensation. The Compensation Committee notes that except in its capacity as Plan Administrator of the Company's Incentive Stock Option Plan (1982) (the "ISO Plan"), the Company's Stock Option Plan (1992) (the "1992 Plan") and the Company's Stock Option Plan
(1993) (the "1993 Plan"), the Committee does not establish compensation for the Named Executive Officers (or any other executive officer of the Company) except the Chief Executive Officer and the President. Except for stock option grants, the compensation of the Company's executive officers (including the Named Executive Officers other than the Chief Executive Officer and the President) is determined by the Chief Executive Officer and the President in their sole discretion.

     The Chief Executive Officer's and the President's aggregate compensation is comprised of three principal components: base salary, bonus and stock options. While the Committee does not review any particular quantitative issues in establishing the Chief Executive Officer's and the President's base salary specifically and total compensation generally, the Committee does consider two principal factors which are evenly weighted in its deliberations: (1) performance of the Company measured by the long-term growth of the Company's income; and (2) the roles of the Chief Executive Officer and the President in achieving the Company's performance. Although the Committee has not reviewed any compensation surveys relating specifically to chief executive officer and president salaries, the Committee believes that each of the Chief Executive Officer's and the President's base salary appropriately reflects the satisfactory long-term performance of the Company and each of their roles in the Company's performance and is competitive with the salaries of their counterparts at other companies of similar size and history (although such other companies are not necessarily companies which are represented in the indexes described under the caption "Performance Graph" on page 14 herein).

     In 1994, the Company announced a new five-year plan (the "Strategic Plan"). The Board of Directors approved the Strategic Plan, which anticipated an initial reduction in earnings and a subsequent increase in market share and future earnings above those levels that would be attained in the absence of the Strategic Plan. Because of the anticipated reduction in earnings, the Committee determined that the method used to calculate the bonus portion of the compensation package for the Chief Executive Officer and President did not accurately measure the performance of the Company. As a result, the Committee determined it would base bonus compensation for 1994 and 1995 directly on certain quantitative elements of the Company's performance as measured against the Strategic Plan. The most important, in terms of relative weighting, of these elements are: the effective price per gallon, the production cost per gallon, the distribution cost per gallon and the retail products' volume. For 1996 and 1997, the Committee determined that bonus compensation should be based one half on such measurement of the quantitative elements of the Strategic Plan and one half on the Company achieving its profit plan earnings per share (the "Profit Plan"). Under this policy, a bonus (equal to 12.5 percent of the officer's base salary) is awarded if, based upon the quantitative elements, the Company has achieved 80 percent of the anticipated results of the Strategic Plan. The Strategic Plan based portion of the bonus award is increased (up to a maximum of 25 percent of base salary), calculated by linear interpolation, if based upon the quantitative elements the Company has achieved more than 80 percent and up to 100 percent of the anticipated results of the Strategic Plan. Additional bonus (equal to 12.5 percent of the officer's base salary) is awarded if the Company's actual earnings per share for the fiscal year has achieved 80 percent of the Profit Plan. The Profit Plan based portion of the bonus award is increased (up to a maximum of 25 percent of the officer's base salary), calculated pro-rata, based upon the Company's actual earnings per share for the fiscal year having achieved more than 80 percent and up to 100 percent of the Profit Plan. A maximum potential bonus of 50 percent of base salary may be awarded under the policy. The Committee believes that this policy for determining bonuses more accurately ties the Chief Executive Officer's and the President's compensation to the performance of the Company by acknowledging the effects upon the long-term earnings of the Company of the Strategic Plan and the Profit Plan.

     In awarding options under the ISO Plan, the 1992 Plan and the 1993 Plan, the Committee has adopted a policy pursuant to which (1) Messrs. Rogers and Cronk will receive options to purchase the Company's Common Stock with a current market value equal to three times annual base salary, (2) all other Named Executive Officers (and the other vice president of the Company) will receive options to purchase the Company's Common Stock with a current market value equal to two times the average annual base salary of vice presidents of the Company,
(3) approximately 16 executive staff members will receive options to purchase the Company's Common Stock with a current market value equal to the average annual base salary of executive staff members, and (4) approximately 50 management staff members will receive options to purchase the Company's Common Stock with a current market value equal to one half the average annual base salary of management staff members. The option grant sizes included in the Committee's policy are competitive with a broad general industry sampling according to a 1993 survey of competitive practice in 275 diversified companies received from the Company's compensation consultants (which survey included some companies which are represented in the indexes described under the caption "Performance Graph" on page 14 herein). The stock option grants in 1996 are consistent with the Committee's stated policies.

     The Committee has also adopted a policy whereby key executive employees of the Company and its subsidiaries may, at the Committee's discretion, be offered the opportunity to receive options in lieu of current cash compensation, including bonuses, for options to purchase shares of the Company's Common Stock (the "Income Swap Plan"). Options granted in exchange for cash compensation are non-qualified and may be granted under either the 1992 Plan or the 1993 Plan. The exchange ratio used to determine the proper number of shares to be subject to such options is based on the Black-Scholes valuation method. The exercise price of options granted under the Income Swap Plan is set at the current fair market value of the Company's Common Stock as of the date of grant. The vesting of options granted by the Committee under the Income Swap Plan depends on whether the options are granted under the 1992 Plan or the 1993 Plan. Options granted under the 1992 Plan vest as follows: The options granted begin vesting two years from the date of grant and may be exercised only as to 40 percent of the optioned shares after two years from the date of grant and as to an additional 20 percent after each of the succeeding three years. Options granted under the 1993 Plan in connection with the Income Swap Plan vest six months from the date of grant. Options granted under the Income Swap Plan are exercisable for cash or by exchanging previously-acquired shares of Common Stock of the Company. Further, any tax withholding requirement can be satisfied through surrender of additional shares previously acquired by the employee. Options granted under the 1993 Plan in connection with the Income Swap Plan may have a "reload" feature which would result in the option holder receiving, upon the exercise of such option, a "reload" grant equal to the number of shares of Common Stock utilized to pay the exercise price and/or tax withholdings. If granted, the "reload" options will have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant of the reload option and an exercise term equal to the remaining term of the option exercised.

     Beginning in 1994, Section 162(m) of the Internal Revenue Code limits deductibility of compensation in excess of $1 million paid to the Company's chief executive officer and to any of its four other highest paid executive officers. However, certain performance based compensation is specifically exempt from the limitation on deductibility. To date, no employee of the Company has been paid compensation in excess of $1 million that would be subject to the Code
Section 162(m) limitation. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Committee's overall compensation philosophy. The Committee's general intention is to establish executive officer compensation programs which will maximize the Company's deduction if the Committee determines that such actions are consistent with its philosophy and in the best interests of the Company and its stockholders. However, from time to time the Committee may award compensation which is not fully deductible if the Committee determines that such award is consistent with its philosophy and in the best interests of the Company and its stockholders.

     The Committee notes that generally options granted to executive officers will only realize value to the extent the fair market value of the Company's stock increases after the date of grant. The Committee believes that this furthers the Committee's goal of aligning management's interests with those of the Company's stockholders.

                THE COMPENSATION COMMITTEE FOR FISCAL YEAR 1996

                                          Timm F. Crull
                                          John W. Larson
                                          Edmund R. Manwell
                                          Jack O. Peiffer

     Messrs. Merril M. Halpern, Jerome L. Katz and Anthony J. Martino were also members of the Compensation Committee in fiscal 1996, but resigned from the Board of Directors prior to preparation of this Report.

     The foregoing Compensation Committee Report on Executive Compensation shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1996, Mr. Manwell was the Secretary of the Company and a partner in the law firm of Manwell & Milton, general counsel to the Company. The Company paid Manwell & Milton $832,200 in fees during fiscal 1996 for services rendered as general counsel to the Company. Mr. Manwell is not separately compensated for his services as Secretary of the Company although some of the fees received by Manwell & Milton may be for services that, in other corporations, are performed by the corporate secretary.

     On June 14, 1994 the Company completed a transaction with Nestle Holdings, Inc. ("NHI") pursuant to a Stock and Warrant Purchase Agreement (the "Nestle Agreement") whereby NHI purchased from the Company, for an aggregate price of $106,000,000, three million shares of Common Stock of the Company and warrants for the purchase of two million shares of Common Stock of the Company. NHI agreed that neither it nor its affiliates will acquire in the aggregate 35 percent or more of the outstanding common stock of the Company (including for purposes of this calculation outstanding stock options and other securities convertible into, or entitling the holder thereof to acquire Common Stock, hereafter "Voting Stock") without the prior consent of the Company's Board of Directors, subject to certain limited exceptions, for a period of 10 years. The Nestle Agreement also provides that the Company will recommend and use the same efforts as are used to cause the elections of all other nominees to the Board of Directors of the Company to cause the election to the Board of two nominees selected by NHI. Thereafter, throughout the term of the Nestle Agreement, NHI may nominate that number of nominees proportionate to the amount of Voting Stock owned by NHI and its affiliates. NHI and its affiliates have certain rights to purchase additional shares of Common Stock in open market transactions in the event their aggregate equity ownership in the Company is diluted to certain levels.

     Messrs. Martino and Crull were named to the Board of Directors of the Company pursuant to the terms of the Nestle Agreement. Mr. Crull served as Chairman of the Board and Chief Executive Officer of Nestle USA, Inc. ("Nestle"), Chairman of the Board of NHI and as director of Nestle Food Company ("NFC"), until his retirement or resignation from these positions in December 1994. Mr. Martino served as Executive Vice President, Chief Financial Officer of Nestle and as director of NFC until his retirement in July 1994 or resignation in January 1994, respectively. Nestle and NFC are affiliates of NHI. Mr. Martino resigned his position on the Board of Directors of the Company effective December 31, 1996, and Mr. M. Steven Langman was appointed by NHI to replace him.

     In June 1993, the Company issued in a private placement to General Electric Capital Corporation ("GECC"), Trustees of General Electric Pension Trust and GE Investment Private Placement Partners I, Limited Partnership (each individually, a "Holder"), pursuant to a Securities Purchase Agreement (the "GE Agreement"), an aggregate of $100,752,000 of 6.25 percent convertible subordinated debentures of the Company due June 30, 2001. In August 1995, the Company caused the conversion of the debentures into Series B Convertible Preferred Stock ($1.00 par value) of the Company. The shares of Series B Convertible Preferred Stock are convertible at an initial conversion price of $34.74 into a total of 2,900,000 shares of Common Stock of the Company, subject to adjustment. Mr. Peiffer was named to the Board of Directors of the Company pursuant to a provision of the GE Agreement that allows a designated Holder to select one nominee to the Board of Directors. Mr. Peiffer served as Senior Vice
President -- Corporate Human Resources of General Electric Company ("GEC") until his retirement in February 1993. GEC is an affiliate of the Holders.

OTHER RELATIONSHIPS

     On June 14, 1994, the Company entered into an agreement with Nestle Ice Cream Company ("NICC"), an affiliate of Nestle Holding, Inc., to distribute in certain markets frozen novelty and ice cream products manufactured by or for NICC (the "NICC Products"). The Company purchases the NICC Products in the ordinary course of business and at prices consistent with those offered to other distributors.

     Timothy P. Smucker was appointed a director of the Company on March 4, 1997. Mr. Smucker is Chairman of The J.M. Smucker Company ("JMS"), a supplier for the Company of certain raw materials used in production of the Company's products. The Company purchases raw materials from JMS in the ordinary course of business and at prices consistent with those offered by other suppliers. The Company is currently negotiating an agreement with JMS to produce for the Company a new product in accordance with specifications and quality control provided by the Company. The Company is proposing to compensate JMS for such manufacturing services at prices consistent with those offered by other manufacturers who provide such services.

     Any other business relationships existing between any of the nominees or continuing directors and the Company, or between the Company and any of the beneficial owners identified under the caption "Security Ownership of Certain Beneficial Owners" on pages 7-10 herein are described under the caption "Compensation Committee Interlocks and Insiders Participation" on pages 17-18 herein.

                  MATTERS SUBMITTED TO A VOTE OF STOCKHOLDERS

ELECTION OF DIRECTORS

     The directors of Class III will be elected at the 1997 Annual Meeting of Stockholders and will hold office until the 2000 Annual Meeting of Stockholders or until their successors are elected and qualified. The nominees for directors of Class III, T. Gary Rogers, William F. Cronk, III and M. Steven Langman, constitute Class III of the Board of Directors with each of their terms expiring as of the date of this Annual Meeting. Information regarding the Board of Directors of the Company, including the business experience of the nominees for directors of Class III, is set out under the caption "Board of Directors" on pages 3-6 herein. No family relationship exists between any nominee and any of the other directors. Any business relationship existing between any of the nominees or continuing directors and the Company are described under the captions "Compensation Committee Interlocks and Insider Participation" and "Other Relationships" on pages 17-18 herein.

     Unless otherwise directed, the persons named in the enclosed form of proxy will vote such proxy for the election of T. Gary Rogers, William F. Cronk, III and M. Steven Langman, each of whom has consented to be named as a director of the Company and to serve if elected. In case any of Messrs. Rogers, Cronk or Langman becomes unavailable for election or declines to serve for any unforeseen reason, an event management does not anticipate, the persons named in the proxy will have the right to use their discretion to vote for a substitute.

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Price Waterhouse LLP has been appointed to be the Company's independent public accountants for the fiscal year ending December 27, 1997, and were the independent public accountants for the Company during the fiscal year ended December 28, 1996.

     The appointment of independent public accountants is made annually by the Board of Directors and is subsequently submitted by them to the stockholders for approval. The decision of the Board of Directors is, in turn, based upon the recommendation of the Audit Committee of the Board of Directors. In making its recommendations, the Audit Committee reviews both the audit scope and estimated audit fees for the coming year. In addition, the Audit Committee reviews the types of professional services provided by Price Waterhouse LLP to determine whether the rendering of such services would impair the independence of Price Waterhouse LLP. Should stockholder approval not be obtained, the Board of Directors will consider it a directive to select and retain other independent public accountants.

     A representative or representatives of Price Waterhouse LLP will be present at the stockholders' meeting and will be afforded an opportunity to make a statement if they so desire and will be available to respond to questions raised orally at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THE APPROVAL OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 1997 FISCAL YEAR AND THEREAFTER UNTIL A SUCCESSOR IS APPOINTED.

                               VOTING INFORMATION

GENERAL VOTING INFORMATION

     A stockholder may, with respect to the election of directors (i) vote for the election of all the director nominees named herein, or (ii) withhold authority to vote for the director nominees or (iii) vote for the election of any of such director nominee(s) and against any of the other director nominee(s) by so indicating on the proxy. Withholding authority to vote for a director nominee will not prevent such director nominee from being elected. A stockholder may, with respect to each other matter specified in the notice of the meeting
(i) vote "FOR" the matter, (ii) vote "AGAINST" the matter or (iii) "ABSTAIN" from voting on the matter. Shares will be voted as instructed in the accompanying proxy on each matter submitted to stockholders. If there are no instructions from the stockholder on an executed proxy, the proxy will be voted as recommended by the Board of Directors.

     Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Abstentions are counted in tabulations of votes cast on proposals presented to stockholders. While not counted as votes for or against a proposal, abstentions have the same effect as votes against a proposal. Broker non-votes are not counted for purposes of determining whether a proposal has been approved. Approval of each matter specified in the Annual Meeting notice requires the affirmative vote of either a majority or a plurality of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote on such matter, including the shares of Common Stock into which the outstanding shares of Series B Convertible Preferred Stock are convertible on the record date for the meeting that the holders of the Series B Convertible Preferred Stock are entitled to vote.

VOTES REQUIRED FOR APPROVAL

     Election of Directors: Plurality of the votes of the shares of Common Stock present in person or by proxy and entitled to vote at the meeting, including the shares of Common Stock into which the outstanding shares of Series B Convertible Preferred Stock are convertible on the record date for the meeting.

     Approval of Price Waterhouse LLP as independent public accountants:
Majority of the shares of Common Stock present in person or by proxy and entitled to vote at the meeting, including the shares of Common Stock into which the outstanding shares of Series B Convertible Preferred Stock are convertible on the record date for the meeting.

                           PROPOSALS OF STOCKHOLDERS

     The 1998 Annual Meeting of Stockholders will be held on or about May 13, 1998. Proposals of stockholders intended to be presented at the 1998 Annual Meeting must be received by the Secretary, Dreyer's Grand Ice Cream, Inc., 5929 College Avenue, Oakland, California 94618 no later than December 1, 1997.

                                 OTHER MATTERS

     The management knows of no other business to be presented at the meeting. If other matters do properly come before the meeting, it is intended that the proxy holders will vote on them in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          EDMUND R. MANWELL
                                          Secretary
                                          DREYER'S GRAND ICE CREAM, INC.

Oakland, California
March 31, 1997

          COPIES OF DREYER'S GRAND ICE CREAM, INC.'S FORM 10-K REPORT,
                  A CORPORATE OPERATIONAL AND FINANCIAL REPORT
                            FILED ANNUALLY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION,
               ARE AVAILABLE WITHOUT CHARGE BUT WITHOUT EXHIBITS
       FOR THOSE STOCKHOLDERS WHO WISH TO HAVE MORE DETAILED INFORMATION
                               ABOUT THE COMPANY.

             If you would like a copy, or have any other inquiries about the Company or your stockholder account, please write to:

                               WILLIAM C. COLLETT
                                   TREASURER
                         DREYER'S GRAND ICE CREAM, INC.
                              5929 COLLEGE AVENUE
                           OAKLAND, CALIFORNIA 94618

(LOGO)printed on recycled paper

PROXY

                         DREYER'S GRAND ICE CREAM, INC.

             PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE 1997
                         ANNUAL MEETING OF STOCKHOLDERS

        The undersigned hereby appoints T. Gary Rogers, William F. Cronk, III and Edmund R. Manwell, or any one of them, each with power of substitution and revocation, as the proxy or proxies of the undersigned to represent the undersigned and vote all shares of Common Stock, $1.00 par value, of DREYER'S GRAND ICE CREAM, INC., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of DREYER'S GRAND ICE CREAM, INC. to be held at the Claremont Resort Hotel, Oakland, California, at 2:00 p.m. on Wednesday, May 14, 1997, and at any postponements or adjournments thereof, upon the following matters:

                 (Continued, and to be signed, on reverse side)


                              FOLD AND DETACH HERE

                                                               PLEASE MARK [ X ]
                                                             YOUR VOTES AS
                                                              INDICATED IN
                                                              THIS EXAMPLE

1. The election of three Class III directors.

   Instruction: to withhold authority for any individual nominee, cross out the nominee's name in the list below:

                              FOR ALL             WITHHOLD
          FOR ALL         NOMINEES EXCEPT       AUTHORITY TO
        THE NOMINEES        AS CROSSED        VOTE FOR NOMINEES
        LISTED BELOW        OUT BELOW            LISTED BELOW
            [  ]               [  ]                    [  ]

   T. GARY ROGERS     WILLIAM F. CRONK, III     M. STEVEN LANGMAN

2. The approval of Price Waterhouse LLP as the Company's independent public accountants for fiscal year 1997.

            FOR               AGAINST                 ABSTAIN
            [  ]               [  ]                    [  ]

3. With discretionary authority on such matters as may properly come before the meeting.

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2.

The Annual Meeting of Stockholders may be held as scheduled only if a majority of the shares outstanding are represented at the meeting by attendance or proxy. Accordingly, please complete this proxy and return it promptly in the enclosed envelope.

                                _______________________________________________
                                Signature(s)

                                Please date and sign exactly as your name(s) appears on your shares. If signing for estates, trusts, or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.

                                Dated____________________________________, 1997


                              FOLD AND DETACH HERE